Exhibit 5.1

Our ref    ELB\620456\2594953v2

Home Inns & Hotel Management Inc.

Lane No. 421, Chang Ping Road

Jing An District

Shanghai 200041

People’s Republic of China

22 April 2008

Dear Sirs

Home Inns & Hotel Management Inc.

We have acted as Cayman Islands legal advisers to Home Inns & Hotel Management Inc. (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), originally filed on 22 April 2008 with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the sale by Alphaport International Limited (the “Selling Shareholder”) of certain American Depositary Shares each representing two ordinary shares of the Company of a par value US$0.005 per share (the “Ordinary Shares”). We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1	the Certificate of Incorporation dated 30 May 2006, and the Memorandum and Articles of Association of the Company as conditionally adopted by special resolution on 12 October 2006 (the “Memorandum and Articles of Association”);

1.2	the register of members of the Company;

1.3	the written resolutions of the board of directors dated 17 April 2008;

1.4	a certificate from a Director of the Company addressed to this firm dated 17 April 2008, a copy of which is attached hereto (the “Director’s Certificate”); and

1.5	the Registration Statement.

2	Assumptions

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion. The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate as to matters of fact and the Certificate of Good Standing without further verification and have relied upon the following assumptions, which we have not independently verified:

(a)	copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

(b)	the genuineness of all signatures and seals; and

(c)	there is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations.

3	Opinions

The following opinions are given only as to matters of Cayman Islands law and we have assumed that there is nothing under any other law that would affect or vary the following opinions.

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	the Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing under the laws of the Cayman Islands;

3.2	the authorised share capital of the Company is US$1,000,000 divided into 200,000,000 shares all with par value US$0.005 each;

3.3	the Ordinary Shares to be sold by the Selling Shareholder have been legally and validly issued as fully paid and non-assessable; and

3.4	the statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects.

4	Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ MAPLES AND CALDER

HOME INNS & HOTELS MANAGEMENT INC.

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

April 17, 2008

Maples and Calder

1504 One International Finance Centre

1 Harbour View Street

Hong Kong

Dear Sirs

Home Inns & Hotels Management Inc. (the “Company”)

I, David Jian Sun, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles of Association of the Company as conditionally adopted by special resolution passed on 12 October 2006 remain in full force and effect and are unamended.

2	The written resolutions (the “Resolutions”) of the board of directors dated April 17, 2008 were signed by all of the directors in the manner prescribed in the Articles of Association of the Company.

3	The authorised share capital of the Company is US$1,000,000 divided into 200,000,000 shares, all with par value US$0.005 each.

4	The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Ordinary Shares and entering into and performing its obligations under the Agreements.

5	The Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

6	The directors of the Company at the date of Resolutions and at the date hereof was and are as follows:

Neil Nanpeng Shen

David Jian Sun

Yunxin Mei

James Jianzhang Liang

Min Bao

Terry Yongmin Hu

Kenneth Gaw

7	You have been provided with complete and accurate copies of all minutes of meetings or written resolutions or consents of the shareholders and directors (or any committee thereof) of the Company (which were duly convened, passed or (as the case may be) signed and delivered in accordance with the Articles and Association of the Company) and the Certificate of Incorporation, Memorandum and Articles of Association and statutory registers of the Company.

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The entry by the Company into the transactions contemplated by the resolutions set forth in the Resolutions does not and will not infringe the terms of, or constitute a default under, any trust deed, agreement or other instrument or obligation to which the Company is a party or by which the Company or any part of its undertaking, assets, property or revenues is bound.

9	There is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company prohibiting it from entering into and performing its obligations.

10	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally (Attn: Ms. Emily Brown) to the contrary.

Signature:	/s/ DAVID JIAN SUN
Director

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